EXHIBIT 10.3. MANAGEMENT AND CONSULTING AGREEMENT BETWEEN COSMOZ.COM AND SHARPMANAGEMENT, LLC

                       MANAGEMENT AND CONSULTING AGREEMENT

This Agreement is made and entered into on May 17, 2000, but shall have an effective date of 1/10/2000 (the "Effective Date"), by and between Cosmoz.com, Inc., a Delaware corporation ("Company") and SharpManagement, LLC, a Delaware LLC ("SharpManagement"), and Wilfred Shaw, SharpManagement's sole Member ("Shaw").

THE PARTIES AGREE AS FOLLOWS:

1. Retention of SharpManagement/ Performance of Services. Company hereby retains SharpManagement to provide the services described on EXHIBIT A (the "Services"), and SharpManagement hereby agrees to use its best efforts to provide the Services, in accordance with EXHIBIT A. Shaw shall personally perform all Services under this Agreement on behalf of SharpManagement. SharpManagement and Shaw shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, applicable to the performance of the Services.

2. Compensation. In exchange for Company's retention of SharpManagement, the Company agrees to provide the following compensation (the "Compensation"):

         (a) The Company shall pay to SharpManagement a "signing bonus" of $180,000.00.
         (b) The Company shall pay to SharpManagement, during the term of this Agreement, $15,000.00 per month for a period of one year from the Effective Date. (c) The Company shall grant non-qualified stock options to SharpManagement to purchase 1,875,000 shares of the Company's common stock at its 4/17/00 closing price of $0.5893 per share. Such options shall be exercisable immediately.

3.       Expenses.   Unless  otherwise  specifically  authorized  by  a  Company purchase order, SharpManagement shall be responsible for paying all of his expenses related to the provision of Services.

4. Term. This Agreement shall begin with the Effective Date and shall continue for one year (the "Term"). The Term shall not automatically renew.

5. Removal by Shareholders. At any time, SharpManagement and/or Shaw may be removed as CEO by the shareholders of the Company at a regular or special meeting. This Agreement shall not terminate upon any such vote by the shareholders to remove SharpManagement and/or Shaw as Director. In the event that SharpManagement and/or Shaw is removed as Director, the Compensation shall remain due and payable.

6. Conflicting Obligations and Confidentiality. Except as specifically disclosed herein, SharpManagement and Shaw have no outstanding agreement or obligation, and will not enter into any agreement or obligation, that is in conflict with any of the provisions of this Agreement or that would preclude SharpManagement and Shaw from fully complying with all of SharpManagement's and Shaw's obligations under this Agreement. Neither SharpManagement nor Shaw shall, during the term of this Agreement, serve as the CEO of any company or entity which competes directly with the Company.

7. Non-Disclosure Agreement. Shaw acknowledges that he has executed the Company's standard Non-Disclosure Agreement.

8.       GENERAL PROVISIONS.
         (a) Further Assurances. Each party shall perform any and all further acts and execute and deliver any documents which are reasonably necessary to carry out the intent of this Agreement. (b) Notices. All notices or other communications required or permitted by this Agreement or by law shall be in writing and shall be deemed duly served and given when delivered personally or by facsimile, air courier, certified mail (return receipt requested), postage and fees prepaid, to the party at the address indicated in the signature block or at such other address as a party may request in writing.

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         (c) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         (d) Governing Law, Jurisdiction, and Venue. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, as such laws are applied to agreements between residents of California to be performed entirely within the State of California. Subject to the immediately preceding paragraph, each party hereby consents to jurisdiction of and venue in the federal district court for the Northern District of California, San Francisco Division, and in the courts of the State of California for San Mateo County.

         (e) Entire Agreement/ Modification. This Agreement sets forth the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior written agreements, and all prior or contemporaneous oral agreements and understandings, express or implied. No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

         (f) Assignment. The rights contained in this Agreement are of a unique character and may not be assigned in whole or in part by either party without the prior written consent of the other party; provided, however, that Company shall be entitled to assign this Agreement to a successor to all or substantially all of its assets, whether by sale, merger, or otherwise.

         (g) Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, the remaining provisions shall be deemed severable and shall continue in full force and effect to the extent the economic benefits conferred upon the parties by this Agreement remain substantially unimpaired. (h) Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, each party shall bear its own attorney's fees and costs of litigation. (i) Construction. The headings of this Agreement are for convenience only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed according to its fair meaning and not strictly for or against any party.

         (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Company:                           SharpManagement:

Cosmoz.com, Inc.,                      533 Airport Blvd. Ste. 400
1515 So. El Camino Real                Burlingame, CA 94010
San Mateo, CA 94402
Fax: 650.358.0188

By: /s/Michael Spadaccini              By: /s/ Wilfred Shaw
    ----------------------                 ---------------------------------
       Michael Spadaccini                      Wilfred Shaw, Managing Member
       General Counsel                         SharpManagement, LLC



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                                    EXHIBIT A

                             DESCRIPTION OF SERVICES

Responsibilities As CEO. Shaw shall have all responsibilities of a CEO of the Company imposed by Delaware or applicable law, and the Articles of Incorporation and Bylaws of the Company. These responsibilities shall include, but shall not be limited to, the following:

Shaw shall use his best efforts to attend scheduled meetings of the Company's executives and managers, as well as meetings of the Company's shareholders;

Shaw shall participate with full managing authority and shall assist in setting overall objectives, approving plans and programs of operation, shall advise on matters of mergers, acquisitions, consolidations, financing, and shall advise on and assist with formulating general operating policies.

Shaw shall offer advice and counsel to the Board of Directors, & to the Company's Officers and Employees.

Shaw shall, if requested, review management performance, and report to the Board of Directors or Officers of the Company.

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